Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
The Shaw Group Inc.:
We consent to the incorporation by reference in the Registration Statements listed below of The Shaw Group Inc. and subsidiaries of our reports dated December 3, 2007, with respect to the consolidated balance sheets of The Shaw Group Inc. and subsidiaries as of August 31, 2007, and the related consolidated statements of operations, shareholders’ equity, and cash flows for the year ended August 31, 2007, and the effectiveness of internal control over financial reporting as of August 31, 2007, which reports appear in the August 31, 2007 annual report on Form 10-K of The Shaw Group Inc. and subsidiaries. As discussed in Note 1 and Note 16 to the consolidated financial statements, effective August 31, 2007, the Company adopted Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans.
Form S-8 No. 333-02666 (dated March 25, 1996)
Form S-8 No. 333-36315 (dated September 24, 1997) pertaining to The Shaw Group Inc. 1996
Non-Employee Director Stock Option Plan
Form S-8 No. 333-87175 (dated September 16, 1999) pertaining to The Shaw Group Inc. 1993 Employee
Stock Option Plan
Form S-8 No. 333-62852 (dated June 12, 2001) pertaining to The Shaw Group Inc. 1996 Non-Employee
Director Stock Option Plan
Form S-8 No. 333-62856 (dated June 12, 2001) pertaining to The Shaw Group Inc. 2001 Employee
Incentive Compensation Plan and The Shaw Group Inc. Stone & Webster Acquisition Stock Option Plan
Form S-8 No. 333-105520 (dated May 23, 2003) pertaining to The Shaw Group Inc. 2001 Employee
Incentive Compensation Plan
Form S-8 No. 333-115154 (dated May 4, 2004) pertaining to The Shaw Group Inc. 2001 Employee
Incentive Compensation Plan and The Shaw Group Inc. 1996 Non-Employee Director Stock Option Plan
Form S-8 No. 333-115155 (dated May 4, 2004) pertaining to The Shaw Group Inc. 401(k) Plan and The
Shaw Group Inc. 401(k) Plan for Certain Hourly Employees
Form S-8 No. 333-132167 (dated March 2, 2006) pertaining to The Shaw Group Inc. 2001 Employee
Incentive Compensation Plan and The Shaw Group Inc. 1996 Non-Employee Director Stock Option Plan
/s/KPMG LLP
Baton Rouge, Louisiana
December 3, 2007